UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2002

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction of incorporation)

(Commission File No.)

(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Unless the context otherwise requires, the terms “Sabre”, “we”, “us” or “our” refer to Sabre Holdings Corporation, a Delaware corporation, and its predecessors and subsidiaries.

Item 5.                    Other Events.

On December 13, 2002, we issued financial projections for the full fiscal year 2002.  This item supplements those December 13, 2002 projections, but we are not changing those financial projections.  The projections contained in this item supersede any prior projections made or filed by us, including without limitation the projections included in our quarterly report on Form 10-Q for the quarter ended September 30, 2002.

We project that, on a GAAP basis, earnings per share for the full fiscal year 2002 will be in the range of $1.51 to $1.54.  In addition, on December 13, 2002, we adjusted our guidance for the full year 2002 revenues to be about $2.0 billion, or declining approximately three to four percent, year over year, versus previous guidance of $2.0 billion to $2.1 billion.  As we noted in the December 13, 2002 projections, these revised forecasts are attributable to lower than expected travel demand and with restructuring charges associated with recent reductions in our workforce.

Item 9.                    Regulation FD Disclosure.

In addition to the financial projections described under Item 5, we also issued on December 13, 2002 various other projections for the fourth quarter of 2002 and for the full fiscal years 2002 and 2003.  The December 13, 2002 projections revised our previous guidance as result of lower than expected travel demand, among other things.  This item supplements those December 13, 2002 projections, but we are not changing those projections.  The projections and additional information contained in this item supersede any prior projections made by us.

OUTLOOK FOR FOURTH QUARTER OF 2002

We project that, on a GAAP basis, earnings per share for the fourth quarter of 2002 will be in the range of $0.00 to $0.03.  We project that earnings per share for the fourth quarter of 2002, excluding special non–cash and one-time charges and gains, will be in the range of $0.12 to $0.15, versus previous guidance of $0.20 to $0.25.  For purposes of calculating our guidance for the fourth quarter of 2002, we estimated that these special non-cash and one-time charges and gains, on an estimated after-tax basis, would include approximately $10 million of amortization of intangible assets and stock compensation expenses associated with strategic acquisitions, approximately $9 million of expenses associated with reductions in our workforce, and approximately $1 million of gains attributable to minority interests.

OUTLOOK FOR FULL YEAR 2002

As noted in Item 5 above, we project that earnings per share for the full fiscal year 2002, on a GAAP basis, will be in the range of $1.51 to $1.54.  Excluding special non-cash and one-time charges and gains, we project earnings per share for the full fiscal year 2002 will be in the range of $1.77 to $1.80, compared to previous guidance of $1.85 to $1.95.  For purposes of calculating our guidance for the full fiscal year 2002, we estimated that these special non-cash and one-time charges and gains, on an estimated after-tax basis, would include approximately $55 million of amortization of intangible assets and stock compensation expenses associated with strategic acquisitions and professional fees related to the Travelocity tender offer, approximately $7 million of expenses associated with reductions in our workforce, approximately $16 million of gains on the sale of our prior headquarters building and of investments, and approximately $7 million of gains attributable to minority interests.

                We also adjusted our guidance for full year EBITDA from continuing operations for 2002 to approximately $430 million, and free cash flow to approximately $250 million.  Earnings before interest, taxes, depreciation and amortization, or EBITDA, from continuing operations consists of the sum of income from continuing operations before provision for income taxes, net interest expense, depreciation and amortization and other income (expense), net.  Free cash flow consists of the sum of net earnings and depreciation and amortization expense less other income (expense), net, and additions to property and equipment.  For purposes of calculating our guidance for the full year 2002, we estimated that income from continuing operations before provision for income taxes will be approximately $338 million to $347 million, net interest expense will be approximately $6 million, depreciation and amortization will be approximately $116 million, other income (expense), net, will be approximately $21 million, net earnings will be approximately $214 million to $219 million and additions to property and equipment will be approximately $70 million to $80 million.  Although EBITDA is considered by some to be an indicator of a company’s ability to service debt and free cash flow is considered by some to be an indicator of the amount of cash a company has available to reinvest in its business, they are not measures of income or cash flows in accordance with generally accepted accounting principles.  EBITDA and free cash flow may not be comparable to other similarly titled measures of other companies.  EBITDA and free cash flow should not be considered in isolation or as a substitute for net income, operating cash flow or any other measure of financial performance prepared in accordance with generally accepted accounting principles, or as a measure of our profitability or liquidity.

OUTLOOK FOR 2003

Although we expect to see improved revenue in each of our four business units in 2003, indications are that demand in the travel industry will not improve greatly.  Similar to 2002, we expect earnings and cash flow generation to be strong in 2003.

As we discussed in the December 13, 2002 projections, on a GAAP basis, we project earnings per share in 2003 to be in the range of $1.54 to $1.64, representing year over year growth in the mid-single digits.  We project that our 2003 earnings per share, excluding special non-cash and one-time charges and gains, will be in the range of $1.78 to $1.88, or zero to five percent growth, year over year.  For purposes of calculating our guidance for the full fiscal year 2003, we estimated that these special non-cash and one-time charges and gains, on an estimated after-tax basis, would include approximately $38 million of amortization of intangible assets and stock compensation expenses associated with strategic acquisitions and approximately $3 million of gains attributable to minority interests.

Additionally, we project 2003 revenues will be in the range of $2.1 to $2.2 billion, or four to nine percent year over year growth.  On a GAAP basis, we expect year over year percentage growth of operating income in 2003 to be in the mid-teens.  We expect 2003 operating income, excluding the special non-cash and one-time charges and gains discussed above, to grow in the range of zero to five percent, year over year.

In other financial metrics, we project a 2003 year end cash balance of approximately $1.1 billion, 2003 EBITDA greater than $475 million, and 2003 free cash flow greater than $250 million.  For purposes of calculating our guidance for the full year 2003, we estimated that income from continuing operations before provision for income taxes will be approximately $345 million to $368 million, net interest expense will be approximately $1 million, depreciation and amortization will be approximately $135 million, net earnings will be approximately $222 million to $237 million and additions to property and equipment will be approximately $90 million to $100 million.

OUTLOOK FOR 2003 BY BUSINESS UNIT

Travelocity:  We project  year over year revenue growth for Travelocity in excess of 40 percent during 2003.  We expect Travelocity to show improvement in operating earnings in 2003.

GetThere:  We project year over year revenue growth for GetThere during 2003 in the 25 to 35 percent range.  During 2003, we expect year over year total transaction growth to be over 35 percent, with year over year corporate transaction growth of more than 70 percent.

Travel Marketing and Distribution:  In 2003, we expect flat to slight year over year revenue growth for the Travel Marketing and Distribution business, and a decline in margin.  In February 2003, we plan to implement an effective average global booking fee increase of 2.9 percent.  Carriers that elect the Direct Connect Availability (“DCA”) 3-Year Option discounted pricing offer will not see an increase for DCA bookings.

Based on current industry travel trends and market analysis, we anticipate our total global bookings in 2003 will be down two to three percent, year over year.

Airline Solutions:  We project year over year revenue growth from the Airline Solutions business to be in the 10 to 15 percent range in 2003, with operating margins of approximately 10 percent.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this report which are not purely historical facts, including statements about forecasted revenue or earnings growth, cost estimates and margins, cash balances, and future bookings outlook, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre on the date of this report.  Sabre undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules recently proposed by the Department of Transportation; airlines limiting their participation in travel marketing and distribution services; Sabre’s revenues being highly dependent on the travel and transportation industries; decrease in travel related to any potential increase in hostilities around the world; structural changes within the travel industry, such as airline suppliers in bankruptcy; or possible merger and acquisition activity by Sabre.  Sabre may not succeed in addressing these and other risks. Further information regarding factors that could affect Sabre’s financial and other results can be found in the risk factors section of Sabre’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
Name: James F. Brashear
Title: Corporate Secretary

Date: December 23, 2002